Exhibit 21.1

List of Principal Subsidiaries of

Studio City International Holdings Limited

Name	Place of Incorporation

1. Studio City Holdings Five Limited	British Virgin Islands

2. Studio City Holdings Limited	British Virgin Islands

3. Studio City (HK) Limited	Hong Kong

4. Studio City Ventures Limited	Macau

5. Studio City Finance Limited	British Virgin Islands

6. Studio City Investments Limited	British Virgin Islands

7. Studio City Company Limited	British Virgin Islands

8. Studio City Holdings Two Limited	British Virgin Islands

9. Studio City Holdings Three Limited	British Virgin Islands

10. Studio City Holdings Four Limited	British Virgin Islands

11. Studio City Services Limited	Macau

12. SCP Holdings Limited	British Virgin Islands

13. SCIP Holdings Limited	British Virgin Islands

14. Studio City Entertainment Limited	Macau

15. Studio City Hotels Limited	Macau

16. Studio City Hospitality and Services Limited	Macau

17. SCP One Limited	British Virgin Islands

18. SCP Two Limited	British Virgin Islands

19. Studio City Retail Services Limited	Macau

20. Studio City Developments Limited	Macau